Exhibit 99.1

Falcon’s Beyond Announces Second Quarter 2024 Results

Company Reports Consolidated Revenue of $1.8 Million and Remains Positioned for Ongoing Positive Growth

Company’s Unconsolidated Subsidiary, Falcon’s Creative Group, Q2 Revenue Increased to $15.7 Million and Company’s Unconsolidated Joint Venture, Producciones de Parques, Q2 Revenue Increased to $11.3 Million

Orlando, FL — August 13, 2024 — Falcon’s Beyond Global, Inc. (Nasdaq: FBYD) (“Falcon’s Beyond”, “Falcon’s” or the “Company”), a visionary leader in innovative and immersive storytelling through Falcon’s Creative Group (“FCG”), Falcon’s Beyond Destinations (“FBD”) and Falcon’s Beyond Brands (“FBB”), today announced its financial results for the second quarter of fiscal year 2024 ended June 30, 2024.

Scott Demerau, Co-Founder and Executive Chairman of Falcon’s Beyond, commented, “We saw continued strength in the second quarter of 2024 with positive revenue increases across Falcon’s Creative Group, Producciones de Parques and Falcon’s Beyond Global. This quarter’s performance highlights our strategic focus as we continue to grow our differentiated product and services, further laying the groundwork for the Company’s continued growth.”

Simon Philips, President of Falcon’s Beyond, stated, “For FCG, our master planning, attraction design and creative guardian work on the first-ever Dragon Ball theme park has been a monumental achievement and reflects our commitment to delivering unparalleled immersive experiences. In addition to the Dragon Ball theme park, FCG is supporting the creative development of multiple entertainment experiences with Qiddiya City, including Saudi Arabia’s first water theme park, Aquarabia, and the world’s first dedicated Gaming and Esports district. We are thrilled with the progress and the positive reception these projects have garnered thus far. Looking ahead, we are excited about the future opportunities that are in the works and the expansion of our business. The momentum we are building is just the beginning of an extraordinary journey for Falcon’s Beyond Global.”

Second Quarter 2024 Financial Highlights

●	Falcon’s Beyond generated consolidated revenues of $1.8 million for the three-month period ended June 30, 2024, representing fees for corporate and shared services earned from its FCG division. The Company’s FCG subsidiary was deconsolidated and accounted for as an equity method investment for all periods subsequent to July 27, 2023.

●	FCG recorded revenues of $15.7 million in the three-month period ended June 30, 2024, representing an increase of $10.5 million, or 202%, over the corresponding period of 2023 for FCG when it was fully consolidated by the Company. FCG also recorded operating income of $2.3 million and net income of $2.5 million in the three-month period ended June 30, 2024 compared with an operating loss of ($1.1) million and net loss of ($1.1) million for the corresponding 2023 period. After the QIC preferred return and amortization, Falcon’s Beyond’s share of income was $1.0 million from FCG for Q2 2024.

●	Falcon’s Beyond’s Producciones de Parques, S.L. (“PDP”) 50:50 joint venture with Melia Hotels International recognized revenues of $11.3 million in the three-month period ended June 30, 2024, a $0.9 million increase over the corresponding 2023 period, primarily due to increases in occupancy and rates at the Tenerife and Mallorca properties. Income from operations increased $0.8 million to $1.6 million for the three-month period ended June 30, 2024, and net income increased $0.7 million to $1.3 million, as compared with the corresponding 2023 period. Falcon’s Beyond’s share of income was $0.7 million from PDP for Q2 2024.

●	Falcon’s Beyond’s consolidated net income increased by $16.8 million to $8.0 million for the three months ended June 30, 2024, compared with ($8.8) million loss for the three months ended June 30, 2023, primarily driven by a $13.0 million gain from change in fair value of earnout liabilities, a $4.1 million decrease in losses from operations and a $2.6 million increase in share of gain from equity method investments, partially offset by a $2.6 million loss from the change in fair value of warrant liabilities.

●	Adjusted EBITDA[1] increased $6.5 million to ($1.9) million for the three months ended June 30, 2024, compared to ($8.4) million for the three months ended June 30, 2023, primarily driven by lower selling, general and administrative expenses due to reduction in third-party accounting, audit and legal fees relating to public company readiness as the Company moves forward from its completed business combination transaction in October 2023 and realizes positive returns from the Company’s equity method investments.

Jo Merrill, Chief Financial Officer of Falcon’s Beyond, stated, “We continue to see a robust positive performance trend in our second quarter with a year-over-year increase in revenue in excess of 200% in Falcon’s Creative Group, and a significant reduction in Company overhead costs. Looking forward, the Company is committed to continuing to deliver exceptional experiences for our guests, customers and partners.”

About Falcon’s Beyond

Falcon’s Beyond is a visionary leader in innovative and immersive storytelling, sitting at the intersection of three potential high growth business opportunities: content, technology, and experiences. Falcon’s Beyond propels intellectual property (IP) activations concurrently across physical and digital experiences through three core business units: Falcon’s Creative Group creates master plans, designs attractions and experiential entertainment, and produces content, interactives and software. Falcon’s Beyond Destinations develops a diverse range of entertainment experiences using both Falcon’s Beyond owned and third party licensed intellectual property, spanning location-based entertainment, dining, and retail. Falcon’s Beyond Brands endeavors to bring brands and intellectual property to life through animation, movies, licensing and merchandising, gaming as well as ride and technology sales. Falcon’s Beyond also invents immersive rides, attractions and technologies for entertainment destinations around the world.

FALCON’S BEYOND and its related trademarks are owned by Falcon’s Beyond.

Falcon’s Beyond will be posting an updated Investor Presentation in the Investor Relations section of its website at https://investors.falconsbeyond.com/.

Falcon’s Beyond may use its website as a distribution channel of material Company information. Financial and other important information regarding the Company is routinely accessed through and posted on our website at https://investors.falconsbeyond.com/. In addition, you may automatically receive email alerts and other information about Falcon’s when you enroll your email address by visiting the Email Alerts section at https://investors.falconsbeyond.com/.

Cautionary Note Regarding Forward-Looking Statements

This press release contains statements that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this Form 8-K, words such as “continue,” “potential,” “plans,” and similar expressions identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ from those expressed in or implied by the forward-looking statements, including (1) our ability to sustain our growth, effectively manage our anticipated future growth, and implement our business strategies to achieve the results we anticipate, (2) impairments of our intangible assets and equity method investment in our joint ventures, (3) our ability to raise additional capital, (4) the closure of Katmandu Park DR and the repositioning and rebranding of our FBD business, (5) the success of our growth plans in FCG, (6) our customer concentration in FCG, (7) the risk that contractual restrictions relating to the Strategic Investment may affect our ability to access the public markets and expand our business, (8) the risks of doing business internationally, including in the Kingdom of Saudi Arabia, (9) our indebtedness, (10) our dependence on strategic relationships with local partners in order to offer and market our products and services in certain jurisdictions, (11) our reliance on our senior management and key employees, and our ability to hire, train, retain, and motivate qualified personnel, (12) cybersecurity-related risks, (13) our ability to protect our intellectual property, (14) our ability to remediate identified material weaknesses in our internal controls over financial reporting, (15) the concentration of share ownership and the significant influence of the Demerau Family and Cecil D. Magpuri, (16) the outcome of pending, threatened and future legal proceedings, (17) our continued compliance with Nasdaq continued listing standards, (18) risks related to our Up-C entity structure and the fact that we may be required to make substantial payments to certain unitholders under our Tax Receivable Agreement, and the risks disclosed under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K, as filed with the Securities and Exchange Commission on April 29, 2024, and the Company’s other filings with the Securities and Exchange Commission. The forward-looking statements herein speak only as of the date of this press release, and the Company undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

[1]	Adjusted EBITDA is a non-GAAP financial measure. See “Use and Definition of Non-GAAP Financial Measure” below for more information and a reconciliation to the most directly comparable GAAP measure.

Use and Definition of Non-GAAP Financial Measure

We prepare our unaudited condensed consolidated financial statements in accordance with US GAAP. In addition to disclosing financial results prepared in accordance with US GAAP, we disclose information regarding Adjusted EBITDA which is a non-GAAP measure. We define Adjusted EBITDA as net income (loss), determined in accordance with US GAAP, for the period presented, before interest expense, net, income tax expense, depreciation and amortization, transaction expenses related to the business combination, credit loss expense, change in fair value of warrant liabilities, and change in fair value of earnout liabilities. We believe that Adjusted EBITDA is useful to investors as it eliminates the non-cash depreciation and amortization expense that results from our capital investments and intangible assets recognized in any business combination and improves comparability by eliminating the interest expense associated with our debt facilities, which may not be comparable with other companies based on our structure.

Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our results as reported under US GAAP. A reconciliation of non-GAAP Adjusted EBITDA to GAAP Net Income, the most directly comparable GAAP financial measure, is included below under the heading “Reconciliation of Non-GAAP Financial Measure”.

FALCON’S BEYOND GLOBAL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(in thousands of U.S. dollars)

	As of June 30, 2024	As of December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$1,664	$672
Accounts receivable, net ($34 and $632 related party as of June 30, 2024 and December 31, 2023, respectively)	34	696
Other current assets	1,078	1,061
Total current assets	2,776	2,429
Investments and advances to equity method investments	62,826	60,643
Property and equipment, net	23	23
Other non-current assets	305	264
Total assets	$65,930	$63,359

Liabilities and stockholders’ equity (deficit)
Current liabilities:
Accounts payable ($1,665 and $1,357 related party as of June 30, 2024 and December 31, 2023, respectively)	$3,822	$3,852
Accrued expenses and other current liabilities ($1,328 and $475 related party as of June 30, 2024 and December 31, 2023, respectively)	23,513	20,840
Short-term debt ($904 related party as of June 30, 2024)	8,471	—
Current portion of long-term debt ($5,573 and $4,878 related party as of June 30, 2024 and December 31, 2023, respectively)	7,190	6,651
Earnout liabilities – current portion	73,843	183,055
Total current liabilities	116,839	214,398
Other long-term payables	5,500	5,500
Long-term debt, net of current portion ($16,653 and $18,897 related party as of June 30, 2024 and December 31, 2023, respectively)	19,852	22,965
Earnout liabilities, net of current portion	216,922	305,586
Warrant liabilities	6,290	3,904
Total liabilities	365,403	552,353

Commitments and contingencies – Note 10

Stockholders’ equity (deficit)
Class A common stock ($0.0001 par value, 500,000,000 shares authorized; 10,066,629 issued and outstanding at June 30, 2024 and 500,000,000 shares authorized; 7,871,643 issued and outstanding as of December 31, 2023)	1	1
Class B common stock ($0.0001 par value, 150,000,000 shares authorized; 57,346,617 issued and outstanding at June 30, 2024 and 150,000,000 shares authorized; 52,034,117 issued and outstanding as of December 31, 2023)	6	5
Additional paid-in capital	5,681	11,699
Accumulated deficit	(50,191)	(68,594)
Accumulated other comprehensive loss	(216)	(216)
Total equity attributable to common stockholders	(44,719)	(57,105)
Non-controlling interests	(254,754)	(431,889)
Total equity	(299,473)	(488,994)
Total liabilities and equity	$65,930	$63,359

FALCON’S BEYOND GLOBAL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (LOSS) (UNAUDITED)
(in thousands of U.S. dollars, except share and per share data)

	For the three months ended		For the six months ended
	June 30, 2024	June 30, 2023	June 30, 2024	June 30, 2023
Revenue ($1,798, $738, $3,314 and $4,236 related party for the three months ended June 30, 2024 and 2023 and for the six months ended June 30, 2024 and 2023, respectively)	$1,798	$5,322	$3,314	$14,516
Operating expenses:
Project design and build expense	-	3,141	-	9,429
Selling, general and administrative expense	5,308	9,151	12,101	18,900
Transaction expenses	-	-	7	-
Credit loss expense – related party ($0, $0, $12 and $254 related party for the three months ended June 30, 2024 and 2023 and for the six months ended June 30, 2024 and 2023, respectively)	-	-	12	254
Research and development expense ($10, $0, $26 and $0 related party for the three months ended June 30, 2024 and 2023 and for the six months ended June 30, 2024 and 2023, respectively)	10	439	26	902
Depreciation and amortization expense	2	174	3	1,516
Total operating expenses	5,320	12,905	12,149	31,001
Loss from operations	(3,522)	(7,583)	(8,835)	(16,485)
Share of gain (loss) from equity method investments	1,720	(856)	2,874	(2,135)
Interest expense ($(235), $(217), $(426) and $(420) related party for the three months ended June 30, 2024 and 2023 and for the six months ended June 30, 2024 and 2023, respectively)	(438)	(295)	(707)	(566)
Interest income	3	45	6	45
Change in fair value of warrant liabilities	(2,599)	—	(2,391)	—
Change in fair value of earnout liabilities	13,006	—	131,621	—
Foreign exchange transaction gain (loss)	(142)	(129)	(517)	470
Net income (loss) before taxes	8,028	(8,818)	122,051	(18,671)
Income tax benefit	—	16	1	19
Net income (loss)	$8,028	$(8,802)	$122,052	$(18,652)
Net income attributable to noncontrolling interest	6,794	—	103,648	—
Net income attributable to common stockholders	1,234	—	18,404	—

Net income per share, basic	0.12	n/a	1.93	n/a
Net income per share, diluted	0.01	n/a	1.37	n/a
Weighted average shares outstanding, basic	10,008,941	n/a	9,515,230	n/a
Weighted average shares outstanding, diluted	10,066,633	n/a	9,731,576	n/a

FALCON’S BEYOND GLOBAL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(in thousands of U.S. dollars)

	For the six months ended
	June 30,	June 30,
	2024	2023
Cash flows from operating activities
Net income (loss)	122,052	(18,652)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	3	1,516
Deferred loss on sales to equity method investments	-	194
Foreign exchange transaction loss (gain)	517	(478)
Share of (gain) loss from equity method investments	(2,874)	2,135
Loss on sale of equipment	2	—
Change in deferred tax asset	-	(19)
Credit loss expense ($12 and $254 related party for the six months ended June 30, 2024 and 2023, respectively)	12	254
Change in fair value of earnouts	(131,621)	—
Change in fair value of warrants	2,391	—
Share based compensation expense	699	—
Changes in assets and liabilities:
Accounts receivable, net ($586 and $(4,711) related party for the six months ended June 30, 2024 and 2023, respectively)	627	(4,521)
Other current assets	(18)	(164)
Inventories	-	(106)
Contract assets ($0 and $1,680 related party for the six months ended June 30, 2024 and 2023, respectively)	-	880
Capitalization of ride media content	-	(78)
Deferred transaction costs	-	(637)
Long term receivable – related party	-	(1,271)
Other non-current assets	(41)	64
Accounts payable ($308 related party for the six months ended June 30, 2024)	(22)	5,173
Accrued expenses and other current liabilities ($57 and $(152) related party for the six months ended June 30, 2024 and 2023, respectively)	1,888	2,908
Contract liabilities ($0 and $314 related party for the six months ended June 30, 2024 and 2023, respectively)	-	192
Net cash used in operating activities	(6,385)	(12,610)
Cash flows from investing activities
Purchase of property and equipment	(5)	(283)
Investments and advances to unconsolidated joint ventures	-	(1,379)
Net cash used in investing activities	(5)	(1,662)
Cash flows from financing activities
Short-term advances from affiliates ($796 related party for the six months ended June 30, 2024)	796	—
Principal payment on finance lease obligation	-	(93)
Proceeds from debt – related party	7,221	—
Proceeds from debt – third-party	1,250	—
Repayment of debt – related party	(1,757)	(222)
Repayment of debt – third-party	(858)	(835)
Proceeds from related party credit facilities	5,600	8,959
Repayment of related party credit facilities	(5,392)	(2,500)
Equity contributions	-	1,791
Proceeds from exercised warrants	111	—
Proceeds from RSUs issued to affiliates	426	—
Net cash provided by financing activities	7,397	7,100
Net increase (decrease) in cash and cash equivalents	1,007	(7,172)
Foreign exchange impact on cash	(15)	(8)
Cash and cash equivalents – beginning of period	672	8,366
Cash and cash equivalents at end of period	1,664	1,186
Supplemental disclosures:
Cash paid for interest	280	550
Non-cash activities:
Operating lease right-of-use assets obtained in exchange for new operating lease liabilities (all operating lease assets and liabilities have been deconsolidated as of July 27, 2023)	-	514
Finance lease right-of-use assets obtained in exchange for new finance lease liabilities	-	35
Conversion of warrants to common shares, Class A	7,137	—
Conversion of Class B Common Stock to Class A Common Stock	14,733	—
Release of earnout Common shares from escrow	66,255	—

Reconciliation of Non-GAAP Financial Measure

	Three months ended June 30, 2024	Three months ended June 30, 2023
Net income (loss)	$8,028	$(8,802)
Interest expense	438	295
Interest income	(3)	(45)
Income tax benefit	—	(16)
Depreciation and amortization expense	2	174
EBITDA	8,465	(8,394)
Change in fair value of warrant liabilities	2,599	—
Change in fair value of earnout liabilities	(13,006)	—
Adjusted EBITDA	$(1,942)	$(8,394)

	Six months ended June 30, 2024	Six months ended June 30, 2023
Net income (loss)	$122,052	$(18,652)
Interest expense	707	566
Interest income	(6)	(45)
Income tax benefit	(1)	(19)
Depreciation and amortization expense	3	1,516
EBITDA	122,755	(16,634)
Transaction expenses	7	—
Credit loss expense	12	254
Change in fair value of warrant liabilities	2,391	—
Change in fair value of earnout liabilities	(131,621)	—
Adjusted EBITDA	$(6,456)	$(16,380)

Contacts:

Investor Relations:
Brett Milotte, ICR
IR@FalconsBeyond.com